Exhibit 5.1

DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 www.dlapiper.com T 919.786.2000 F 919.786.2200
April 28, 2009

LaSalle Hotel Properties 3 Bethesda Metro Center, Suite 1200 Bethesda, Maryland 20814

Re: Form S-8 Registration Statement – 2009 Equity Incentive Plan

Ladies and Gentlemen:

We, as counsel to LaSalle Hotel Properties, a Maryland real estate investment trust (the “Company”), hereby provide this opinion in connection with the preparation and filing on April 28, 2009, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) registering 1,800,000 shares of common stock, par value $0.01 per share (the “Shares”), all of which are issuable pursuant to the exercise of options and other awards granted under the LaSalle Hotel Properties 2009 Equity Incentive Plan (the “Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

We have examined copies of the Registration Statement, the Company’s Articles of Amendment and Restatement of Declaration of Trust (the “Declaration of Trust”), the Company’s Second Amended and Restated Bylaws, the Plan, the trust action taken by the Company that provides for the registration of the Shares and issuance or delivery of the Shares to be issued or delivered under the Plan, and such other materials and matters as we have deemed necessary for the issuance of this opinion. In our examination, we have assumed the genuineness of all signatures, the conformity to original documents of all copies submitted to us and the legal capacity of all individuals executing such documents. As to various questions of fact material to this opinion, we have relied on statements and certificates of, or communications with, officers and representatives of the Company and others.

Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that the Shares have been duly authorized, and upon the issuance and delivery of the Shares in the manner contemplated by the Plan, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

Our opinion set forth above is subject to the following general qualifications and assumptions:

1.	The foregoing opinion is rendered as of the date hereof. We assume no obligation to update or supplement this opinion if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

2.	We have made no investigation as to, and we express no opinion concerning, any laws other than the Maryland REIT Law, applicable provisions of the Constitution of the State of Maryland and reported judicial decisions interpreting such REIT Law and Constitution, and we do not express any opinion herein concerning any other laws.

April 28, 2009

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3.	Without limiting the effect of the immediately preceding qualification, we note that we express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

4.	We assume that the issuance of the Shares, together with any other outstanding common shares, will not cause the Company to issue common shares in excess of the number of such shares authorized by the Declaration of Trust.

5.	We assume that the Shares will not be issued in violation of any restriction or limitation contained in Article VII of the Declaration of Trust.

6.	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)